EXHIBIT 10.1

ZYGO CORPORATION
2002 EQUITY INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT

                AGREEMENT, made as of the ___ day of _________, 200_, by and between Zygo Corporation, a Delaware corporation (the “Company”), and _______________ (the “Participant”).

W I T N E S S E T H:

                WHEREAS, pursuant to the Zygo Corporation 2002 Equity Incentive Plan (the “Plan”), the Company desires to grant the Participant, and the Participant desires to accept, an award of Restricted Stock on the terms and conditions set forth in this Agreement and the Plan.

                NOW, THEREFORE, the parties hereto agree as follows:

                1.           Grant. In consideration of future services to the Company, the Company hereby grants to the Participant ______ shares of the Company’s common stock, $.10 par value per share (the “Common Stock”), subject to the restrictions and risk of forfeiture contained herein and upon the other terms and conditions set forth in this Agreement and the Plan. During the period which the shares of Common Stock are subject to the restrictions and risk of forfeiture contained herein, such shares shall be referred to as “Restricted Stock.”

                2.           Restrictions; Risk of Forfeiture. The Restricted Stock may not be sold, assigned, transferred, disposed of, pledged or otherwise hypothecated by the Participant. Any attempted sale, assignment, transfer, disposition, pledge or hypothecation of shares of Restricted Stock shall be void and of no effect and the Company shall have the right to disregard the same on its books and records and issue “stop transfer” instructions to its transfer agent. The Restricted Stock may be forfeited to the Company pursuant to Section 4, at which time the Company shall have the right to instruct the Company’s transfer agent to transfer the Restricted Stock to the Company. Notwithstanding anything herein to the contrary, the Committee may, in its sole discretion, accelerate or waive the restrictions and risk of forfeiture to which the shares of Restricted Stock are subject, in whole or in part, based on such factors as the Committee may determine in its sole discretion.

                3.           Expiration of Transfer Restrictions and Risk of Forfeiture. Except as provided herein or the Plan, the restrictions and risk of forfeiture to which the shares of Restricted Stock are subject shall expire, and the shares of Restricted Stock shall vest, with respect to the percentage of shares of Restricted Stock set forth below on the vesting dates set forth below, provided that the Participant remains continuously employed by the Company through each applicable vesting date.

                              Percentage of Shares Vesting                                            Vesting Dates

                4.           Termination of Employment.

                              (a)          Death; Disability. If the Participant’s employment with the Company is terminated due to his death or Disability (as defined on Exhibit A hereto), the restrictions and risk of forfeiture to which the shares of Restricted Stock are subject shall immediately lapse and all shares of Restricted Stock shall become fully vested.

                              (b)          Termination by the Company for Cause. If the Participant’s employment is terminated by the Company for Cause (as defined on Exhibit A hereto), all shares of Restricted Stock shall be immediately forfeited to the Company.

                              (c)          Voluntary Termination. If the Participant’s employment with the Company is voluntarily terminated by the Participant, all shares of Restricted Stock shall be immediately forfeited to the Company.

                              (d)          Termination by the Company without Cause. If the Participant’s employment is terminated by the Company without Cause: (b) the restrictions and risk of forfeiture with respect to a Pro-Rata Portion (as defined on Exhibit A hereto) of the shares of Restricted Stock shall immediately lapse; and (c) all remaining shares of Restricted Stock shall be immediately forfeited to the Company.

                5.           Rights as a Stockholder. All voting rights with respect to the Restricted Stock shall be exercisable by the Participant notwithstanding the restrictions imposed on the Restricted Stock herein. Any cash dividends paid on the Restricted Stock shall be remitted to the Participant, subject to applicable withholding. Shares of Common Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, with respect to the Restricted Stock shall be subject to the restrictions and risk of forfeiture to the same extent as the Restricted Stock.

                6.           Stock Certificates. Unless the Committee elects otherwise, the shares of Restricted Stock shall be evidenced by book entries on the Company’s stock transfer records pending the lapse of the restrictions thereon. The Participant shall execute and deliver to the Company a duly signed stock power, endorsed in blank, relating to the shares of Restricted Stock.

                7.           No Employment Rights. Nothing contained in the Plan or this Agreement shall confer upon the Participant any right with respect to the continuation of his employment with the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease, or otherwise adjust, the other terms and conditions of the Participant’s employment.

                8.           Provisions of the Plan Control. The provisions of the Plan, the terms of which are incorporated in this Agreement, shall govern if and to the extent that there are inconsistencies between those provisions and the provisions hereof. The Participant acknowledges receipt of a copy of the Plan prior to the execution of this Agreement.

                9.           Tax Withholding. The Participant acknowledges that the Participant (and not the Company) shall be responsible for any tax liability that may arise as a result of this award of Restricted Stock. As a condition to the lapse of restrictions on the Restricted Stock, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to the Restricted Stock, the Company may (d) deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to the Participant whether or not pursuant to the Plan; or (e) require the Participant to remit cash (through payroll deduction or otherwise), in each case, in an amount sufficient in the opinion of the Company to satisfy such withholding obligation. At the sole discretion of the Committee, the Participant may satisfy the withholding obligation described under this Section 9 by tendering previously-owned shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld.

                10.         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws.

                11.         Miscellaneous. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be modified other than by written instrument executed by the parties.

                IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

ZYGO CORPORATION

By:_____________________________________________
Name:
Title:

EXHIBIT A
Certain Definitions

              For purposes of this Agreement, the following terms shall have the following meanings:

              “Cause” shall mean: (i) in the case where there is no employment agreement between the Participant and the Company in effect on the date hereof that defines “cause” (or words of like import), a termination classified by the Company, in its sole discretion, as a termination due to the Participant’s dishonesty, fraud, insubordination, willful misconduct, refusal to perform services or materially unsatisfactory performance of duties; or (ii) in the case where there is an employment agreement between the Participant and the Company in effect on the date hereof that defines “cause” (or words of like import), a termination that is or would be deemed for “cause” (or words of like import) as classified by the Company, in its sole discretion, under such agreement.

              “Disability” shall mean “total and permanent disability” (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended).

              “Pro-Rata Portion” shall mean the number of shares of Restricted Stock (with fractional shares being rounded up or down to the nearest whole share) determined, as of the date of termination of the Participant’s employment with the Company, by subtracting B from A, where:

A	is the total number of shares of Restricted Stock awarded pursuant to Section 1 hereof multiplied by a fraction, the numerator of which is the number of full months of employment with the Company completed by the Participant following the date hereof, and the denominator of which is _________; and

B	is the total number of shares of Restricted Stock which have become vested pursuant to Section 3 hereof.